                                                                 EXHIBIT (e)(13)

[LOGO OF AIG AMERICAN GENERAL]                                                                       Reinstatement or Reduction of
                                                                                       Premium Rate Application for Life Insurance

[ ] American General Life Insurance Company, Houston, TX
[ ] The United States Life Insurance Company in the City of New York, New York, NY (Non-NY Residents)
Members of American International Group, Inc.
P.O. Box 4373 . Houston, TX 77210-4373
----------------------------------------------------------------------------------------------------------------------------------
The insurance company checked above is solely responsible for the obligation and payment of benefits under any policy it may issue. No other company shown is responsible for such obligations or payments.

Use permanent ink when completing this form. Be sure to answer all questions that pertain to your request. Provide details for any questions answered "Yes". Personally sign and date. If a separate page is needed to complete the answers, attach to this form and sign and date the separate page(s). Carefully read the attached Notice of Information Practices and keep with your policy.

Policy Number ___________________________  Insured Name __________________________________________________________________________

[ ] Reinstatement or   [ ] Reduction of Premium Rate
----------------------------------------------------------------------------------------------------------------------------------
SECTION I - GENERAL INFORMATION:

A. PRIMARY INSURED

Name ___________________________________________________________________________   Social Security # _____________ Sex [ ] M [ ] F

Birthplace (state, country) ____________________________________________________   Date of Birth _________________ Age ___________

U.S. citizen [ ] Yes [ ] No If no, date of entry __________________________________  Visa Type ___________________________________

Address ___________________________________________________ City, State _______________________________ Zip ______________________

Home Phone ________________________________________________   Work Phone _________________________________________________________

Email address ____________________________________________________________

Employer _________________________________________________________________      Occupation _______________________________________

Length of Employment ______________________________________ Duties _______________________________________________________________

Personal Income $ ____________________________ Household Income $ __________________________ Net Worth $ _________________________

B. OWNER INFORMATION

[ ] Primary Insured  [ ] Other Insured [ ] Trust [ ] Someone other than an insured or trust
Complete if other than the primary insured is owner (If contingent owner is required, use Special Remarks section.)

Name ___________________________________________________________________________   Tax ID # ______________________________________

[ ] Check here if new address

Address ___________________________________________________ City, State _______________________________ Zip ______________________

Home Phone ________________________________________________   Work Phone _________________________________________________________

If owner is a trust please designate information for the Name, Tax ID, Current Trustee and Date of Trust in the Special Remarks
section.

C. OTHER INSURED(S): Please add information for all additional insureds.

Name ___________________________________________________________________________   Social Security # _____________ Sex [ ] M [ ] F

Birthplace (state, country) ____________________________________________________   Date of Birth _________________ Age ___________

U.S. citizen [ ] Yes [ ] No If no, date of entry __________________________________  Visa Type ___________________________________

Address ___________________________________________________ City, State _______________________________ Zip ______________________

Home Phone ________________________________________________   Work Phone _________________________________________________________

Email address ____________________________________________________________

Employer _________________________________________________________________      Occupation _______________________________________

Length of Employment ______________________________________ Duties _______________________________________________________________

Personal Income $ ____________________________ Household Income $ __________________________ Net Worth $ _________________________

AGLC 10040-2002                   Page 1 of 5

D. CHILD INFORMATION (Complete information for all children covered by child rider.)

              Child Name                          Sex                   Birthplace (state, country)               Date of Birth

__________________________________________    [ ] M [ ] F    ______________________________________________   ____________________

__________________________________________    [ ] M [ ] F    ______________________________________________   ____________________

__________________________________________    [ ] M [ ] F    ______________________________________________   ____________________

E. BILLING

Frequency: [ ] Annual [ ] Semi Annual [ ] Quarterly [ ] Monthly [ ] Other

Method: [ ] Direct [ ] List bill [ ] Automatic bank draft [ ] Other ______________________________________________________________

Payment Enclosed: [ ] Yes [ ] No    Amount ____________________________________   Check # ________________

Effective date (if applicable): ________________________________________________

F. BENEFICIARY - The beneficiary at the time the policy was last in force will be continued or reinstated. To change the beneficiary please attach your signed request.
----------------------------------------------------------------------------------------------------------------------------------
SECTION II:

A. BACKGROUND INFORMATION - For all covered persons

Complete questions 1 through 8 for all proposed insureds who are covered by this policy. If an answer of yes applies to ANY insured provide details.

    1.  Tobacco Use: Have you ever used ANY form of tobacco or nicotine products?                                   [ ] Yes [ ] No

        If yes, date of last use _______________________________________________

        If yes, type and quantity of tobacco or nicotine products used ___________________________________________

    2.  Have you ever used cocaine, marijuana, heroin, controlled substances or any other drug, except as legally
        prescribed by a physician?                                                                                  [ ] Yes [ ] No

    3.  Have you ever sought or received advice, counseling or treatment by a medical professional for the use of
        alcohol or drugs, including prescription drugs?                                                             [ ] Yes [ ] No

    4.  Driver's License No.: __________________________________________________   State: ________________________

        In the past five years, have you been charged with or convicted of driving under the influence of alcohol
        or drugs or had any driving violations?                                                                     [ ] Yes [ ] No

    5.  In the past five years have you participated in or intend to participate in any flights as a trainee,
        pilot or crew member? If yes, submit appropriate questionnaire.                                             [ ] Yes [ ] No

    6.  In the past five years, have you participated in or intend to participate in any hazardous sports such as scuba diving, skydiving, parachuting, ultralight aviation, auto racing, cave exploration, hang gliding, boat racing, mountaineering, extreme sports or hazardous activities? If yes, submit appropriate
        questionnaire.                                                                                              [ ] Yes [ ] No

    7.  Do you intend to travel or reside outside the United States or Canada within the next two years?            [ ] Yes [ ] No

    8.  Have you ever requested or received a pension, benefits, or payments because of an injury, sickness, or
        disability?                                                                                                 [ ] Yes [ ] No

        Details: _________________________________________________________________________________________________________________

        __________________________________________________________________________________________________________________________

        __________________________________________________________________________________________________________________________

        __________________________________________________________________________________________________________________________

B. NON MEDICAL INFORMATION

    1.  Height ____ Ft. ____ In. 2. Weight _____ lbs. Change of weight in last year? [ ] None Gain: _____ lbs. Loss: _____ lbs.

    3.  Name and address of your personal physician. (Write none if you do not have one.)
        __________________________________________________________________________________________________________________________

        __________________________________________________________________________________________________________________________

    4.  Date, reason, findings and treatment at last visit. ______________________________________________________________________

        __________________________________________________________________________________________________________________________

        __________________________________________________________________________________________________________________________

        __________________________________________________________________________________________________________________________

AGLC 10040-2002                   Page 2 of 5

C. MEDICAL INFORMATION

Complete questions 1 through 4 for all proposed insureds who are covered by this policy. If an answer of yes applies to ANY insured provide details such as date of first diagnosis, name and address of doctor, tests performed, test results, medication(s)
or recommended treatment.

1.  Have you ever been diagnosed as having or been treated for, or consulted a licensed health care provider for:

    a.  High blood pressure, diabetes, cancer, tumor, epilepsy, asthma, emphysema, or any disorder of the heart
        or of the blood vessels?                                                                                    [ ] Yes [ ] No

    b.  Disease or disorder of the stomach, intestines, liver, pancreas, lungs, kidneys, urinary tract, brain,
        prostate, lymph glands, or reproductive organs?                                                             [ ] Yes [ ] No

    c.  Mental or nervous condition or disorder of bones, muscles, or joints?                                       [ ] Yes [ ] No

        Details: _________________________________________________________________________________________________________________

        __________________________________________________________________________________________________________________________

        __________________________________________________________________________________________________________________________

2.  Have you ever been diagnosed or treated by any member of the medical profession for AIDS Related Complex (ARC)
    or Acquired Immune Deficiency Syndrome (AIDS)? (If yes, explain)                                                [ ] Yes [ ] No

        Details: _________________________________________________________________________________________________________________

        __________________________________________________________________________________________________________________________

        __________________________________________________________________________________________________________________________

3.  Are you currently taking any medication, treatment or therapy or under medical observation?                     [ ] Yes [ ] No

        Details: _________________________________________________________________________________________________________________

        __________________________________________________________________________________________________________________________

        __________________________________________________________________________________________________________________________

4.  Do you have any symptoms or knowledge of any other condition that is not disclosed above?                       [ ] Yes [ ] No

        Details: _________________________________________________________________________________________________________________

        __________________________________________________________________________________________________________________________

        __________________________________________________________________________________________________________________________

D. SPECIAL REMARKS: Use this space to provide any additional comments or remarks not given in detail above.

__________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________

STATE SPECIFIC NOTICES

Please note the following state specific information.

COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denials of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of
Insurance within the Department of Regulatory Agencies.

DISTRICT OF COLUMBIA: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

NEW JERSEY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

AGLC 10040-2002                   Page 3 of 5

----------------------------------------------------------------------------------------------------------------------------------
AUTHORIZATION AND SIGNATURES

American General Life Insurance Company, Houston, TX
The United States Life Insurance Company in the City of New York, New York, NY

In this application, "Company" refers to the insurance company which was selected on page one.
----------------------------------------------------------------------------------------------------------------------------------
Authorization to Obtain and Disclose Information and Declaration

I give my consent to all of the entities listed below to give to the Company, its legal representative, American General Life
Companies (AGLC) (an affiliated service company), and affiliated insurers all information they have pertaining to: medical consultations, treatments or surgeries; hospital confinements for any physical and mental conditions; use of drugs or alcohol; or
any other information; for me, my spouse, or my minor children. Other information could include items such as: personal finances, habits, hazardous avocations, motor vehicle records from the Department of Motor Vehicles or court records, foreign travel, etc. I give my consent for the information outlined above to be provided by: any physician or medical practitioner; any hospital, clinic or other health care facility; any insurance or reinsurance company; any consumer reporting agency or insurance support organization; my employer; or the Medical Information Bureau (MIB).

I understand the information obtained will be used by the Company to determine: (1) eligibility for insurance; and (2) eligibility for benefits under or changes to an existing policy. Any information gathered during the evaluation of my application may be disclosed to: reinsurers; the MIB; other persons or organizations performing business or legal services in connection with my application or claim; me; any physician designated by me; or any person or entity required to receive such information by law or as I may consent.

I, as well as any person authorized to act on my behalf, may, upon written request, obtain a copy of this consent. I understand this consent may be revoked at any time by sending a written request to the Company, Attn: Underwriting Department at P.O. Box
1931, Houston, TX 77251-1931.

This consent will be valid for 24 months from the date of this application. I agree that a copy of this consent will be valid as the original. I authorize AGLC or affiliated insurers to obtain an investigative consumer report on me. I understand that I may:
request to be interviewed for the report and receive, upon written request, a copy of such report. [ ] Check if you wish to be interviewed.

I have read the above statements or they have been read to me. They are true and complete to the best of my knowledge and belief.
I understand that this application shall be the basis for: (1) any policy issued; or (2) changes to the existing policy as requested on this application. I understand that any misrepresentation contained in this application and related forms and relied on by Company may be used to reduce or deny a claim or void the policy, if it is within its contestable period and if such misrepresentation materially affects the acceptance of the risk. I understand and agree that no insurance will be in effect under this application, or under any new policy issued by the Company, unless or until: the policy has been delivered and accepted; the first full modal premium for the issued policy has been paid; and there has been no change in the health of any proposed insured that would change the answers to any questions in the application.

I understand and agree that no agent is authorized to: accept risks or pass upon insurability; make or modify contracts; or waive any of the Company's rights or requirements.

I have received a copy of the Notice of Information Practices.
----------------------------------------------------------------------------------------------------------------------------------
Under penalties of perjury, I certify: (1) that the number shown on this application is my correct Social Security or Tax ID number; and (2) that I am not subject to backup withholding under Section 3406(a)(1)(C) of the Internal Revenue Code; and (3) that
I am a U.S. person (including a U.S. resident alien). The Internal Revenue Service does not require my consent to any provisions of this document other than the certifications required to avoid backup withholding. You must cross out item (2) if you are subject to backup withholding and cross out item (3) if you are not a U.S. person (including a U.S. resident alien).
----------------------------------------------------------------------------------------------------------------------------------
Any person who, with intent to defraud or facilitate a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud.

Special Circumstances- Corporate Ownership: The signature of one officer followed by the officer's title is required. The request must be submitted on: (1) corporate letterhead; (2) or paper with the corporate seal signed by that officer. Partnership: Provide the full name of the partnership followed by the signatures of all partner(s), other than the Insured. Trust: If the contract is owned by or assigned to a Trustee, Trustee(s) signature are required as instructed by the trust agreement. Validation of
Trustee(s) signature may be required.

______________________________________________________________    ________________________________________________________________
Signed at (City and State)                                        Date

__________________________________________________________________________________________________________________________________
Signature of Primary Insured (if under age 15, signature of parent or guardian)

__________________________________________________________________________________________________________________________________
Signature of Other Insured (if under age 15, signature of parent or guardian)

______________________________________________________________    ________________________________________________________________
Signature of Owner (if other than insured)                        Signature of Officer and Title (if corporate owned)

______________________________________________________________    ______________________________________   _______________________
Signature of Trustee (if owned by a trust)                        Agent Signature                          Date

______________________________________________________________    ________________________________________________________________
Agent Name (Printed)                                              State License #

AGLC 10040-2002                   Page 4 of 5

--------------------------------------------------------------------------------
NOTICE OF INFORMATION PRACTICES

American General Life Insurance Company, Houston, TX
The United States Life Insurance Company in the City of New York, New York, NY

You have applied for life insurance with one of the insurance companies identified above. "Company" refers to the company with which you have applied for insurance. This notice is provided on behalf of that company and American General Life Companies (AGLC), (a company providing services to affiliated life insurance companies that are members of American International Group Inc.)

Fair Credit Reporting Act

Pursuant to the Federal Fair Credit Reporting Act, as amended (15 U.S.C. 1681d), notice is hereby given that, as a component of our underwriting process relating to your application for life insurance, the Company may request an investigative consumer report that may include information about your character, general reputation, personal characteristics and mode of living. This information may be obtained through personal interviews with your neighbors, friends, associates and others with whom you are acquainted or who may have knowledge concerning any such items of information. You have a right to request in writing, within a reasonable period of time after receiving this notice, a complete and accurate disclosure of the nature and scope of the investigation the Company requests. You should direct this written request to the Company at:
P. O. Box 1931
Houston, TX 77251-1931

Upon receipt of such a request, the Company will respond by mail within five business days.

Medical Information Bureau

The designated insurer or its reinsurers may make a brief report regarding your insurability to the Medical Information Bureau (MIB), a nonprofit membership organization of life insurance companies that operates an information exchange on behalf of its members. If you apply to another MIB-member company for life or health insurance or a claim for benefits is submitted to such a company, the MIB will supply such company with the information they have about you. At your request, the MIB will disclose any information it has in your file. If you question the accuracy of information in the MIB's file, you may seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address and phone number of the MIB's information office are:
P. O. Box 105
Essex Station
Boston, Massachusetts 02112
617/426-3660

The designated insurer, or its reinsurers, may also release information in its file to other life insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted.

Insurance Information Practices

To issue an insurance policy, we need to obtain information about you. Some of that information will come from you, and some will come from other sources. This information may in certain circumstances be disclosed to third parties without your specific authorization, as permitted or required by law. You have the right to access and correct this information, except information that relates to a claim or a civil or criminal proceeding. Upon your written request, the Company will provide you with a more detailed written notice explaining the types of information that may be collected, the types of sources and investigative techniques that may be used, the types of disclosures that may be made and the circumstances under which they may be made without your authorization, a description of your rights to access and correct information and the role of insurance support organizations with regard to your information. If you desire additional information on insurance information practices, you should direct your requests to the Company at:
P. O. Box 1931
Houston, TX 77251-1931

Telephone Interview Information

To help process your application as soon as possible, the Company may have one of its representatives call you by telephone, at your convenience, and obtain additional underwriting information.

                    * PLEASE READ AND KEEP WITH YOUR POLICY *


AGLC 10040-2002                   Page 5 of 5